November 15, 2019	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
raymondjames.com/news-and-media/press-releases

RAYMOND JAMES FINANCIAL BOARD
ANNOUNCES ANNUAL SHAREHOLDERS MEETING DATE

ST. PETERSBURG, Fla. - The Raymond James Financial Board of Directors today announced that the 2020 annual shareholders meeting will be held Thursday, February 20, 2020, at 4:30 p.m. ET, at Raymond James Financial’s headquarters in St. Petersburg. Shareholders of record as of December 23, 2019, will be entitled to notice of, and to attend and vote at, the annual meeting.

Presentation slides will be posted on the day of the event and available by visiting raymondjames.com/investor-relations/news-and-events/shareholders-meeting. A listen-only live audio webcast and audio replay will be available at the same location.

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,000 financial advisors. Total client assets are $838 billion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.